Exhibit 10.4

Zhongyuan Automobile Trading Co., Ltd.

Contract

Zhongyuan Automobile Trading Co., Ltd.

中源汽车贸易有限公司

Zhongyuan Automobile Trading Co., Ltd.

Cooperation Agreement of Zhongyuan Automobile Operating Center

No.

Party A: Zhongyuan Automobile Trading Co., Ltd.

Party B:

Certificate Type:

Certificate No.:

Business Address:

Contact Number:

To follow China’s general direction of developing a sharing economy, in order to stimulate domestic demand and achieve the purpose of multi-win, both parties enter into the following agreement (“this Contract”) regarding the business cooperation of Zhongyuan Automobile Trading Co., Ltd on the basis of fairness, impartiality and free will:

Section 1. Terms of Business Cooperation between Party A and Party B:

1. Party B agrees to pay a total of RMB____(the “Cooperation Fees”) (Amount in words: RMB____yuan) to Party A for trademark licensing (including trademark, brand, the right to use Party A’s LOGO, business model, operation management system, systematic training and consultation services and so on).

2. Each customer of Party B succeeds in purchasing a vehicle centrally procured by Party A, Party A shall pay a commission to Party B (the specific situation will be determined in accordance with Party A’s sales policy). If the sales price of the vehicle is less than RMB 200,000, Party A shall pay Party B a commission of RMB 2,000; for vehicles with a sales price of more than RMB 200,000, Party A shall pay Party B a commission of RMB 3,000. The maximum commission of each vehicle is RMB 3,000.

3. Party A shall open the Zhongyuan Automobile System within seven working days after Party B completes the payment of the Cooperation Fees. In addition to the commission, if each customer of Party B signs a contract to purchase a vehicle centrally procured by Party A, Party A shall, in accordance with the contract order, pay Party B RMB 500 per order for Party B’s overhead and marketing expense. Party A shall give Party B an additional sales bonus of RMB 3000 if the accumulative number of vehicles purchased by Party B’s customers under contract reaches seven.

4. The promotional materials for Party A should be designed by Party A, and Party B may print and issue them by itself (the contents of the promotional materials shall be examined and approved by Party A in writing) or Party B may pay the service fee to Party A, and Party A will print and issue the promotional materials for Party B.

5. Party A shall provide Party B with necessary product technology and the training support of sales policy, and assist Party B in carrying out product promotion activities in the local area, and the necessary expenses arising therefrom shall be borne by Party B.

Zhongyuan Automobile Trading Co., Ltd.

6. Party A shall be responsible for the procurement of vehicles and spare parts. Party A shall also contact manufacturers, complete after-sales service, and timely provide relevant technical support.

7. Party B shall be responsible for the registration of the vehicles. Party B shall assist the customer who needs to apply for loans to apply for the vehicle mortgage and mail all the documents to the address designated by Party A.

8. Party A shall strictly conduct the area protection for Party B and only one cooperative operation center may be established in each prefecture city.

9. Party B shall not request Party A to refund the Cooperation Fees for any reason.

10. Party A shall deliver the following goods to Party B: 10 gold-plated breast plates, original documents of national unified advertisement and contracts of 10 copies (distributed in batches), trademark authorization certificate and authorization plaque.

11. If the vehicles required to be purchased by Party B’s customers are beyond the scope of centralized procurement by Party A, Party B may sell to customers from other sales parties, but Party B shall not enjoy Party A’s commission incentive policy.

12. For the purpose of increasing automobile sales performance, if Party B’s customers purchase the vehicles centrally procured by Party A, Party A may grant the customer price discounts based on the procurement cost of the vehicles. For vehicles with a sales price of less than RMB100,000, the maximum discount granted to the customer shall be RMB 6,000; for the vehicles with a sales price of between RMB100,000 and RMB 200,000, the maximum discount granted to the customer shall be RMB12,000; for vehicles with a sales price of more than RMB 200,000, the maximum discount granted to the customer shall be RMB 18,000.

13. If Party B’s customers requests to purchase vehicles outside the scope of centralized procurement by Party A, Party B may contact other sales parties to sell to the customer. But if Party B requests Party A to provide services, Party A shall charge the service fee according to the service content. If the sales price of the vehicle is less than RMB 100,000, Party A shall deduct RMB 1,000 from the receivable service fees as a discount; if the sales price of the vehicle is between RMB 100,000 and RMB 200,000, Party A shall deduct RMB 2,000 from the receivable service fees as a discount; if the sales price of the vehicle is over RMB 200,000, Party A shall deduct RMB 3,000 from the receivable service fees as a discount.

14. Party B shall comply with Party A’s sales policy, in case of any violation, Party A shall have the right to directly close Party B’s system and require Party B to pay RMB6,000 as a penalty. If the circumstances are serious, Party A may transfer the case to relevant authorities and cancel Party B’s marketing qualification and other relevant rights. Party B shall be liable for all losses and responsibilities caused thereby.

Section 2. Responsibilities and obligations of Party A and Party B

A. Party A’s rights and obligations

1. Party A shall have the right to supervise the daily operation of Party B and Party A shall maintain its brand image and business reputation.

2. The vehicles provided by Party A should meet the relevant industry standards and quality standards.

3. Party A shall be responsible for providing relevant documents of the vehicles and providing necessary sales and service support.

4. Party A shall protect Party B’s rights and relevant interests in accordance with the terms and conditions agreed by both parties in this Contract, and provide Party B with a sufficient supply of goods for sales.

Zhongyuan Automobile Trading Co., Ltd.

5. Party A shall, upon receipt of Party B’s order and customer’s payment of the deposit, arrange the vehicles with the supplier in a timely manner. If the procurement of vehicles cannot be completed due to special reasons, Party B shall be notified for communication and coordination.

6. Party A shall provide training of automobile business to Party B’s staff, and designate personnel to guide Party B’s daily work and answer Party B’s questions related to the automobile sales business in a timely manner. Party B shall be obligated to actively cooperate with Party A in the training of relevant products and business knowledge and shall keep strictly confidential the training materials (including words, pictures, and videos) provided by Party A.

7. Party A and Party B may jointly produce joint publicity materials to jointly promote the business of both parties, provided that the content of the publicity materials involving Party A shall be examined and confirmed by Party A in writing to ensure that publicity contents of Party A are true, complete and accurate.

B. Party B’s rights and Obligations

1. Party B shall give priority to Party A when referring its customers with purchasing needs and shall ensure the accuracy of the identity of the customers referred to Party A, the accuracy of the documentation and the accuracy and legality of the transaction.

2. Party B shall assist Party A in carrying out publicity and promotion activities for product sales, and permit Party A to display the promotional materials (including but not limited to catalogs, pictures, banners, leaflets, brochures, shelves for publicity, videos, etc.) of the products sold by Party A in conspicuous places or special areas on the premises of Party B all-year-round free of charge, and explain Party A’s business to potential customers through Party B’s business personnel; Party B shall assist Party A to collect materials and information of potential customers, censor the qualification and the identity of the customer, and sign contracts face to face with potential customers, and shall timely and accurately provide Party A with customers’ applications and relevant information and materials.

3. Party B shall follow the product policy issued by Party A as guidance and shall inform the customers of the product policy and charging standard. Party B shall not make any sales commitment, quotation commitment, or any other relevant commitment to the customers.

4. Party B shall deliver the products purchased by the customer directly to the customer. Under no circumstances shall Party B deliver the products to any third party other than the customer. Otherwise, Party B shall be deemed to have breached this Contract and Party A shall have the right to terminate this Contract and hold Party B liable for breach of contract.

5. Party B shall assist the customer in completing the contract procedures in accordance with the provisions hereof, and shall mail the complete set of documents of the customer (including the original purchase order of the customer, copy of ID card, copy of the driving license, the original credit report, copy of bank card and other information required by Party A) to Party A on the same day for filing and storage.

6. Party B shall provide supporting staff, office space, and equipment to facilitate the business cooperation. Party B shall promptly notify Party A of any change in Party B’s business situation, business strategy, brand licensing, business address, company account, or other major matters.

7. Party B shall assist Party A in the sales management of customers and cooperate with Party A in reminding customers of payment and collect the overdue payment.

8. Party B shall not maliciously collude with customers to obtain benefits from fictitious or untrue transactions. Party B shall ensure that its staff do not engage in or participate in any profiting from fraudulent transactions, or any other fraudulent conduct. If Party B becomes aware of any fraud, breach of contract or other suspicious conduct, it shall immediately notify Party A. Otherwise, Party B shall be deemed to have breached the contract. If any loss is caused to Party A or the customer, Party B shall be liable for such loss and Party A shall have no responsibility whatsoever. Party A shall have the right to terminate this Contract and hold Party B liable for breach of contract.

Zhongyuan Automobile Trading Co., Ltd.

9. Party B shall guarantee the accuracy of the customer’s information and documentation and the authenticity and legality of the signed contract, and any false contract and yin yang contract are prohibited. Party B shall be held responsible for any losses caused to Party A or the customer by the above-referenced activities with no liability to be attributable to Party A. Upon verification, Party A shall have the right to terminate this Contract and take action against Party B for breach of contract.

10. If Party A believes that Party B and its staff are suspected of breach of contract or deceit, Party B shall, upon Party A’s written notice, provide Party A with evidence or other information to prove that the transaction relationship between Party B and the customer is real. The evidence provided by Party B shall include but not be limited to the receipt of the customer’s payment amount, the bank transaction record and the vehicle, etc. Party A shall have the right to withhold the amount payable under this transaction from the amount payable to Party B until Party B has fully provided the supporting documents required by Party A and Party A has confirmed that the transaction relationship is real. If Party B fails to provide relevant evidence, it shall be deemed to have breached the contract, Party A shall have the right to terminate this Contract and hold Party B liable for the breach.

11. Party B and the customer are prohibited from jointly committing any fraud in the transaction, otherwise, Party B shall pay Party A a penalty of RMB 6000 per vehicle; If Party B falsely sells or sells vehicles in violation of this Contract, and the cumulative number of vehicles involved in fraudulent transaction or breach of contract reaches 2, Party A has the right to terminate this Contract and hold Party B liable for breach of contract. Party B shall be fully responsible for any loss caused to Party A, a third party or the customer with no liability attributable to Party A.

12. Party B is strictly prohibited from conducting sales activities outside the designated cooperative operation center area, otherwise, Party A shall have the right to order Party B to stop sales upon confirmation. If Party B accumulatively sells 2 vehicles outside the designated cooperative operation center area, Party B shall pay Party A RMB 5,000 for each vehicle as a penalty, and if such unpermitted sales exceed 3 vehicles, Party A shall have the right to terminate this Contract and hold Party B liable for breach of contract.

13. During the term agreed herein, Party B shall protect Party A’s popularity/reputation/brand image, business reputation, and other relevant interests and trade secrets. In case of any acts of unfair competition or infringement affecting Party A, Party B shall promptly notify Party A and assist Party A to take measures to prevent Party A from being infringed by acts of unfair competition or infringement.

Section 3. Dissolution of contract

1. Unless otherwise specified herein, Party A shall have the right to immediately terminate this Contract and hold Party B liable for breach of contract if Party B commits any other serious violation of this Contract.

2. This Contract can be terminated upon mutual consent of both parties during the contract term.

3. During the term hereof, Party A may terminate the Contract at any time if the business philosophy of the principal of Party B is not completely consistent with that of Party A, or if the cultural philosophy or values are different from that of Party A and no agreement can be reached through negotiation. (During the term hereof, Party A and Party B may resolve differences due to different business and cultural concepts through negotiation. If no agreement is reached through negotiation, Party A may terminate this Contract at any time.) Even if the term hereof is not expired, Party B has no right to claim the refund of the fees already paid to Party A.

Zhongyuan Automobile Trading Co., Ltd.

Section 4. Liability for Damage

1. Party B shall protect all relevant business interests of Party A and shall be liable for compensation for losses caused to Party A due to the breach of contract, including but not limited to: liquidated damages agreed in this Contract, actual losses, court costs, attorney’s fees, preservation fees, notarial fees, appraisal fees, etc.

Any dispute arising from the performance of this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the people’s court in the place where Party A is located.

Section 5. Mailing Address

Party B’s address:

Party B’s telephone number:

If Party A mails any letter to the above address, it shall be deemed that Party B has received the letter.

Section 6. Term of Contract

The term of the Contract shall be____years from the effective date of the Contract. Upon expiration of the Contract, If Party B has no breach of contract or other circumstances leading to the termination of this Contract, this Contract will be automatically and unconditionally extended.

Section 7. Other Provisions

1. This contract is in duplicate, with Party A holding one copy and Party B holding one copy. This Contract and its appendices shall come into force after being signed by the legal representatives or duly authorized representatives of both parties and affixed official seals.

2. Matters not covered herein shall be settled by both parties through negotiation. Supplementary terms signed and sealed by both parties shall have the same legal effect as this Contract.

(Party B must personally copy and confirm the following content in handwriting)

Zhongyuan Automobile Trading Co., Ltd.

I have carefully read and understood the terms and conditions of this Contract, agree to accept and abide by the terms and conditions in this Contract. The signing of this Contract between Party A and me is a completely voluntary expression of true will. Both parties are free from any threat, coercion, inducement, major misunderstanding or unfair situation, and are willing to perform this Contract honestly.

Party A:	Party B:

Authorized Representative:	Authorized Representative:

Contact Number:	Contact Number:

Date:	Date:

Signing Place: Shenzhen